                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by party other than the Registrant  [_]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[_]      Confidential for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2) )
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ORYX TECHNOLOGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Oryx Technology Corp.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required

[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:


[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing party:

(4)      Date filed:

                              ORYX TECHNOLOGY CORP.
                               1100 Auburn Street
                            Fremont, California 94538

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Oryx Technology Corp., a Delaware corporation, will be held at 1100 Auburn Street, Fremont, California 94538 on Friday, June 15, 2001 at 10:00 a.m.

         At the meeting we will ask you to act on the following matters:

  1. To approve an amendment to our restated certificate of incorporation to effect a stock combination, or reverse stock split, pursuant to which every ten shares of Oryx's outstanding common stock would be exchanged for one new share of common stock; and

  2. To transact such other business as may properly come before the special meeting or any adjournments thereof.

         The close of business on April 12, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

         All stockholders are cordially invited to attend the special meeting in person. To assure your representation at the special meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the special meeting may vote in person even if such stockholder has returned a proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING AND, IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Andrew Intrater
                                            -----------------------------------
                                            Andrew Intrater, Secretary
Dated:  May __, 2001

                              ORYX TECHNOLOGY CORP.
                               1100 Auburn Street
                            Fremont, California 94538

                                 PROXY STATEMENT

                   ------------------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Oryx Technology Corp. for use at a special meeting of stockholders to be held on June 15, 2001, or at any adjournments thereof, for the purposes set forth herein and in the foregoing Notice. This proxy statement and the accompanying proxy are being mailed to Oryx stockholders on or about May 14, 2001.

Who is entitled to vote at the special meeting?

         At the close of business on April 12, 2001, the record date fixed by our board of directors for determining those stockholders entitled to vote at the special meeting, the outstanding shares of Oryx entitled to vote consisted of 16,704,671 shares of common stock and 3,750 shares of Series A preferred stock.

How many votes do I have?

         Each stockholder of record at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders.

How Do I Vote by Proxy?

         A form of proxy is enclosed for use at the special meeting. When such proxy is properly executed and returned, the shares it represents will be voted at the special meeting, in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation and not revoked prior to exercise will be voted in favor of all proposals stated in the notice of special meeting and described in this proxy statement.


May I Change My Vote After I Return My Proxy Card?

         The enclosed proxy is solicited on behalf of our board of directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the special meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date. However, no such revocation will be effective until written notice of the revocation is received by us at or prior to the special meeting.

What Constitutes a Quorum?

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum. If less than a majority of the outstanding shares entitled to vote are represented at the special meeting, a majority of the shares so represented may adjourn the special meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

What Vote is Required?

         A majority of Oryx's outstanding shares is required to adopt proposal 1 described in this proxy statement. Abstentions and broker non-votes are counted as shares eligible to vote at the special meeting in determining whether a quorum is present, but do not represent votes cast with respect to any proposal. Broker non-votes are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

How Will Oryx Executive Officers and Directors Vote?

         On the record date, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 3,214,844 shares of Oryx common stock or approximately 19.2% of Oryx common stock then-outstanding. We currently expect that such directors and officers will vote all of their shares in favor of the proposals in this proxy statement.

What are the Costs of Solicitation of Proxies?

         The accompanying proxy is solicited by and on behalf of our board of directors, and the entire cost of such solicitation will be borne by Oryx. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Will There Be Any Other Matters Considered at the Special Meeting?

         We are unaware of any matter to be presented at the special meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the special meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

                                   PROPOSAL 1

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

Background.

         We were notified by The Nasdaq Stock Market, Inc., or Nasdaq, in December 2000 that our common stock would be delisted from The Nasdaq SmallCap Market, or Nasdaq/SmallCap, if the share price of our common stock continued to be below $1.00. In early 2001, our board of directors was contacted by a number of stockholders concerning Oryx retaining its listing on Nasdaq/SmallCap. Although stockholders have expressed a number of views regarding the advisability of a reverse stock split, generally, stockholders have encouraged the board of directors to take all reasonable steps to maintain such listing rather than have Oryx common stock traded on the so called "pinksheets."

The Reverse Stock Split.

         The board of directors has considered and approved a ten for one reverse stock split as a means of increasing the share price of Oryx's common stock above $1.00. Certain members of the board of directors have expressed reservations about implementing the reverse stock split proposed herein because of the mixed history such actions have had on companies in similar circumstances. Post reverse split, a company's stock price may decline which would reduce substantially the overall market capitalization of Oryx, as opposed to a similar price decline prior to such reverse stock split. Nonetheless, the board of directors believes that a reverse stock split, if the board, upon approval by the stockholders, chooses to implement such an action, would be in the best interests of Oryx and its stockholders if our Nasdaq/SmallCap listing could not otherwise be maintained.

         The board of directors, recognizing that amending Oryx's restated certificate of incorporation to provide for a reverse stock split requires the approval of our stockholders and that some stockholders may have a different view of the necessity for maintaining the Nasdaq/SmallCap listing, in March 2001 adopted resolutions, subject to approval by Oryx's stockholders, to amend the restated certificate of incorporation to: (i) effect a ten for one stock combination, or reverse stock split, of the outstanding shares of common stock, and (ii) provide for rounding up fractional shares to the nearest whole share. The reverse split will not change the number of authorized shares of common stock or preferred stock or the par value of Oryx's common stock or preferred stock.

         If the reverse split is approved, the board of directors will have authority, without further stockholder approval, to effect the reverse split pursuant to which each ten of Oryx's outstanding shares of common stock owned by a stockholder, the old shares, would be exchanged for one new share, the new shares. The number of old shares for which each new share is to be exchanged is referred to as the exchange number. The reverse split will be effected simultaneously for all shares of common stock and the exchange number will be the same for all shares of common stock. Upon effectiveness of the reverse split, each option or warrant right for common stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse split divided by the exchange number at the exercise price in effect immediately prior to the reverse split, multiplied by the exchange number.

         The board of directors will have the authority to determine the exact timing of the effective date of the reverse split, without further stockholder approval. Such timing will be determined in the judgment of the board of directors, with the intention of maximizing Oryx's ability to remain in compliance with the continued listing maintenance requirements of Nasdaq and other intended benefits of the reverse split to stockholders and Oryx.

         The board of directors also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse split, if, at any time prior to filing the amendment of the restated certificate of incorporation with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that the reverse split is no longer in the best interests of Oryx and its stockholders. The board of directors may consider a variety of factors in determining whether or not to implement the reverse split including, but not limited to,

        o   overall trends in the stock market;

        o recent changes and anticipated trends in the per share market price of Oryx common stock, business and transactional developments; and

        o   Oryx's actual and projected financial performance.

The board believes that the market price of our common stock does not accurately reflect the prospects for Oryx based upon recent developments in its Surgx business. The board further believes that for the reasons explained below, it is important, if possible, for Oryx to retain its listing on Nasdaq /SmallCap.

         The reverse split will not change the proportionate equity interests of Oryx stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to Oryx's purchase of and payment for fractional shares as described above. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. Oryx will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Purposes of the Reverse Stock Split.

         Oryx common stock is quoted on Nasdaq SmallCap and, in order for the common stock to continue to be quoted thereon, Oryx is required to continue to comply with various listing maintenance standards established by Nasdaq, as follows:

         o net tangible assets, consisting of total assets, excluding goodwill, minus total liabilities of at least $2 million; or a market capitalization of at least $35 million; or net income, in Oryx's latest fiscal year or two of the three last fiscal years, of at least $500,000;

         o Oryx common stock must have an aggregate market value of shares held by persons other than officers and directors, or public float, of at least $1,000,000 with at least 500,000 shares outstanding;

         o        at least 300 persons who own at least 100 shares; and

         o        a minimum bid price of at least $1.00 per share.

         Under Nasdaq's listing maintenance standards, if the closing bid price of Oryx's common stock is under $1.00 per share for thirty consecutive trading days and Oryx does not thereafter regain compliance for a minimum of ten consecutive trading days during the ninety calendar days following notification by Nasdaq, Nasdaq may de-list the common stock from trading on the Nasdaq/SmallCap. If a de-listing were to occur, Oryx common stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets. On December 19, 2000, we received a letter from Nasdaq advising us that Oryx common stock had not met Nasdaq's minimum bid price closing requirement for thirty consecutive trading days and that, if we were unable to demonstrate compliance with this requirement during the ninety calendar days ending March 19, 2001, Oryx common stock would be de-listed. On March 20, 2001, we received a letter notifying us that Oryx common stock would be delisted effective at the opening of business on March 28, 2001. We have applied to Nasdaq for a hearing and the de-listing will be stayed during the hearing period. We understand that it is Nasdaq's position that an ability to demonstrate sustained compliance is also required to achieve compliance with this requirement.

         The principal purpose of the reverse split proposal is to increase the market price of Oryx common stock above the Nasdaq minimum bid requirement, which does not adjust for the reverse split.

         Furthermore, we believe that maintaining the Nasdaq/SmallCap listing may provide Oryx with a broader market for its common stock and facilitate the use of common stock in acquisitions and financing transactions in which Oryx may engage. However, there can be no assurance that, even after effectuating the reverse split, Oryx will continue to meet the minimum bid price and otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq/SmallCap. The history of similar stock split combinations for companies in like circumstances is varied. Frequently, after a reverse stock split, the adjusted price of a company's shares drift down to the price prior to the reverse split being taken, a consequence which could occur if Oryx implements a reverse stock split. We will take reasonable steps to counter such a trend, but there can be no assurance that the steps to be taken, such as obtaining greater analyst coverage for Oryx among the brokerage community, will be successful.

Certain Effects of the Reverse Stock Split.

         The following tables illustrate the principal effects of the reverse split on Oryx common stock:

                                           Prior to Reverse       After Reverse
                                                Stock Split         Stock Split
Number of shares:
Common stock, $.001 par value:

Authorized:                                      25,000,000          25,000,000
Outstanding: (1)                                 16,704,671           1,670,467
Available for Future Issuance: (2)                8,295,329          23,329,533


Financial Data: (3)
Stockholders' Equity:

Common Stock:                                   $    17,000         $     2,000
Additional Paid-in Capital:                     $25,585,000         $25,600,000
Accumulated Deficit:                           ($21,483,000)       ($21,483,000)
Total Stockholders' Equity:                     $ 4,119,000         $ 4,119,000


Net (Loss) per share:

Nine months ended November 30, 2000                 $(0.08)             $(0.84)
Year ended February 29, 2000                        $(0.13)             $(1.32)
Book Value Per Common Share: (4)                    $  0.25             $  2.46

----------
(1) Gives effect to the reverse split as if it occurred on the record date, subject to further adjustment.

(2) Upon effectiveness of the reverse split, the number of authorized shares of common stock that are not issued or outstanding would increase, as reflected in this table. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of Oryx with another company), the reverse split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of Oryx common stock or obtain control of Oryx, nor is it part of a plan by management to recommend a series of similar amendments to the board of directors and stockholders. Other than the reverse split proposal, the board does not currently contemplate recommending the adoption of any other amendments to the Oryx restated certificate of incorporation that could be construed to affect the ability of third parties to take over or change control of Oryx.

(3) Balance sheet data gives effect to the reverse split as if it occurred on November 30, 2000, subject to further adjustment.

(4) Assumes the exclusion of 3,750 shares of preferred stock with a liquidation value of $25 per share for a total of $94,000.

         Stockholders should recognize that if the reverse split is effectuated they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the exchange number. While we expect that the reverse split will result in an increase in the market price of Oryx common stock, there can be no assurance that the reverse split will increase the market price of the common stock by a multiple equal to the exchange number or result in the permanent increase in the market price, which is dependent upon many factors, including Oryx's performance and prospects. Also, should the market price of Oryx common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that liquidity in the market price of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of Oryx's stockholders who own odd lots, that is, less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Procedure for Effecting the reverse split and Exchange of Stock Certificates

         If the amendment is approved by our stockholders, and if the board of directors still believes that the reverse split is in the best interests of Oryx and its stockholders, we will file the amendment of the restated certificate of incorporation with the Secretary of State of the State of Delaware at such time as the board has determined the appropriate effective time for such split. The reverse split will become effective on the date of filing the amendment, or the effective date. Beginning on the effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

         As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for the reverse split for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Oryx. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

How will Fractional Shares be Treated?

         No scrip or fractional certificates will be issued in connection with the reverse split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the exchange number, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive one whole share of common stock in lieu of a fractional share.

Dissenters' Rights

         Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment.

Federal Income Tax Consequences of the reverse split

         The following is a summary of certain material federal income tax consequences of the reverse split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended, generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

         No gain or loss should be recognized by a stockholder of Oryx upon such stockholder's exchange of old shares for new shares pursuant to the reverse split. The aggregate tax basis of the new shares received in the reverse split, including any fraction of a new share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the old shares exchanged therefor. The stockholder's holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the reverse split.

Vote Required and Recommendation

         The board of directors of Oryx unanimously recommends a vote FOR the reverse split proposal. The affirmative vote of the holders of a majority of all outstanding shares of common stock and preferred stock entitled to vote on this proposal, will be required for approval of the amendment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Oryx common stock as of March 31, 2001: (i) by each person who is known to us to be the owner of more than five percent (5%) of our common stock,
(ii) by each of our directors, (iii) by each of our executive officers, and (iv) by all directors and executive officers of Oryx as a group. As of March 31, 2001, there were issued and outstanding 16,704,671 shares of common stock of Oryx.

                                       Number of Shares of         Percent of
Name and Address                       common stock                Beneficial
or Identity of Group                   Beneficially Owned          Ownership
--------------------                   -------------------         ----------

Philip J. Micciche(1)                  803,348                        4.8%
1100 Auburn Street
Fremont, CA  94538

Mitchel Underseth(2)                   341,337                        2.0%
1100 Auburn Street
Fremont, CA  94538

Andrew Intrater(3)                     546,272                        3.3%
1100 Auburn Street
Fremont, CA  94538

Dr. John Abeles(4)                     429,132                        2.6%
2365 Northwest 41st Street
Boca Raton, FL  33431

Jay M. Haft(5)                         142,650                        *
1001 Brickell Bay Dr., 9th Fl.
Miami,FL 33131

Richard Hubbard(6)                     45,000                         *
130, The Minories
London EC3N1NT
United Kingdom

Doug McBurnie(7)                       45,000                         *
18346 You Bet Road
Grass Valley, CA 95945

Thomas Guzek(8)                        20,000                         *
16261 Berry View Court
Ballwin, Missouri 63011

Windstar Investments N.V.(9)           1,084,220                      6.5%
200 East Broward Blvd.,
Suite 1900
Fort Lauderdale, FL  33302

VMR High Octane Fund                   842,105                        5.0%
c/o Meespierson Fund Services
18-20 North Quay
Douglas, Isle of Man 1M991M

All executive officers and             2,372,739                     14.2%
directors as a group
(8 persons)(11)

-----------------
*     Represents less than 1%.

(1) Represents shares subject to stock options exercisable as of March 31, 2001 or within 60 days thereafter.

(2) Represents shares subject to stock options exercisable as of March 31, 2001 or within 60 days thereafter.

(3) Includes 190,833 shares of common stock held by Mr. Intrater. Also includes 355,439 shares, subject to stock options exercisable as of March 31, 2001 or within 60 days thereafter.

(4) Includes 227,007 shares of common stock held by Northlea Partners Ltd. of which Dr. Abeles is the General Partner, and 35,000 shares issuable upon conversion of Oryx's Series A preferred stock also held by Northlea Partners. Also includes 9,375 shares of common stock issuable upon exercise of certain bridge warrants described below. Includes 37,750 shares of common stock issuable upon conversion of warrants, held by Northlea Partners. Also includes 120,000 shares subject to stock options exercisable as of March 31, 2001 or within 60 days thereafter.

(5) Includes 120,000 shares subject to stock options exercisable as of March 31, 2001 or within 60 days thereafter. Also includes 22,000 shares of common stock issuable upon conversion of warrants.

(6) Represents shares subject to stock options exercisable as of March 31, 2001 or within 60 days thereafter.

(7) Represents shares subject to stock options exercisable as of March 31, 2001 or within 60 days thereafter.

(8) Represents shares subject to stock options exercisable as of March 31, 2001 or within 60 days thereafter.

(9) Includes 507,553 shares of common stock issuable upon conversion of warrants.

(10) Richard Hubbard, a director of Oryx, is a director of VMR High Octane Fund. Mr. Hubbard may be deemed to share voting control of the shares held by this entity.

(11) Includes an aggregate of 1,726,786 shares issuable upon exercise of warrants and stock options and conversion of preferred stock.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the special meeting. If, however, any other business should properly come before the special meeting, the person named in the accompanying proxy will vote proxies as in his discretion he may deem appropriate, unless he is directed by a proxy to do otherwise.

         The special meeting is called for the specific purposes set forth in the notice of special meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the special meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the special meeting, are those matters specifically referred to in such notice. As to any matters which may come before the special meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at our 2001 Annual Meeting of Stockholders must be received by us no later than May 20, 2001, in order to be included in the proxy statement and proxy relating to the 2001 Annual Meeting.

                                  ANNUAL REPORT

                  UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO ANDREW INTRATER, CORPORATE SECRETARY, ORYX TECHNOLOGY CORP., 1100 AUBURN STREET, FREMONT, CALIFORNIA 94538, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR FISCAL YEAR 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

         You should rely only on the information contained or incorporated by reference in this document to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated May __, 2001. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and neither the mailing of this document creates any implication to the contrary.


                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Andrew Intrater
                                              ----------------------------------
                                              Andrew Intrater, Secretary

Dated:    May __, 2001
          Fremont, California

                                                                      APPENDIX A
                              ORYX TECHNOLOGY CORP.
                               1100 Auburn Street
                                Fremont, CA 94538

                                      PROXY

The undersigned hereby constitutes and appoints Philip J. Micciche as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all shares of common stock of Oryx Technology Corp., a Delaware corporation ("Oryx") held of record by the undersigned on April 12, 2001, at the Special Meeting of Stockholders to be held on June 15, 2001, or any adjournment thereof.

1. To approve an amendment to the Oryx Restated Certificate of Incorporation to effect a stock combination (reverse stock split) pursuant to which every ten
(10) shares of Oryx's outstanding common stock would be exchanged for one (1) new share of common stock.

     [ ] For                   [ ] Against                   [ ] Abstain

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of the board of directors of ORYX TECHNOLOGY CORP. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

The undersigned stockholder hereby acknowledges receipt of the notice of special meeting and proxy statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the special meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                             -----------------------------
                                             Signature


                                             -----------------------------
                                             Signature If Held Jointly


                                             -----------------------------
                                             (Please Print Name)


                                             -----------------------------
                                             Number of Shares Subject to Proxy

Dated: _______________, 2001